UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2024

BancFirst Corporation

(Exact name of Registrant as Specified in Its Charter)

Oklahoma	0-14384	73-1221379
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 N. Broadway Ave.
Oklahoma City, Oklahoma		73102-8405
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 405 270-1086

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value Per Share	BANF	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 (d) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On July 25, 2024, the Board of Directors of the Company appointed Kim Ingram as a director. Mrs. Ingram accepted the position to be effective as of the Board meeting scheduled to be held on September 26, 2024. She will serve on the Company's Board of Directors and the BancFirst Board of Directors and will be a member of the Company’s Independent Directors’ Committee. Her term will expire at the annual meeting of shareholders in May 2025, at which time she will stand for re-election.

Mrs. Ingram is a native of Western Oklahoma and is the owner and CEO of Kelly Jewelers in Weatherford, Oklahoma. She received a Bachelor of Science in Accounting from Oklahoma State University, and has served her community in various civic and professional roles.

There are no arrangements or understandings between Mrs. Ingram and any other persons pursuant to which she was selected as a director and there are no transactions between the Company and Mrs. Ingram that would require disclosure under Item 404(a) of Regulation S-K.

Mrs. Ingram will be paid in accordance with the Company’s outside director fee schedule as described in the Company's proxy statement filed with the Securities and Exchange Commission on April 3, 2024. Mrs. Ingram will be granted restricted stock units through the BancFirst Corporation 2023 Restricted Stock Unit Plan, to be determined at a later date.

Non-employee directors can elect to defer all or any portion of their cash compensation through the BancFirst Corporation Directors’ Deferred Stock Compensation Plan. Under the plan, directors of the Company may defer up to 100% of their Board fees. They are credited for each deferral with a number of stock units based on the current market price of the Company’s stock, which accumulate in an account until such time as the director terminates service as a Board member. Shares of the Company’s common stock are then distributed to the terminating director based upon the number of stock units accumulated in his or her account. Because stock units are not actual shares of the Company’s common stock, they do not have any voting rights.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BancFirst Corporation

Date:	July 29, 2024	By:	/s/Hannah Andrus
Hannah Andrus Executive Vice President Chief Financial Officer